Zosano Pharma Reports First Quarter 2019 Financial Results

•	Multiple catalysts, including QtryptaTM NDA submission, anticipated in 2019

•	Company bolstered balance sheet to advance proprietary programs and expand applicability of ADAM microneedle technology

•	Conference call scheduled for 1:30 pm PT today

FREMONT, Calif., May 14, 2019 -- Zosano Pharma Corporation (NASDAQ:ZSAN), a clinical-stage biopharmaceutical company, today announced financial results for the first quarter ended March 31, 2019, as well as recent business highlights.

"With a number of key catalysts planned in 2019, including submission of a New Drug Application (NDA) for Qtrypta, we are pleased with our recent equity financing to support our continued progress,” said John Walker, chairman and CEO of Zosano. “Qtrypta, which we believe has the potential to be a best-in-class triptan for the acute treatment of migraine, is the first application of our ADAM microneedle technology. As we pursue marketing approval for Qtrypta, we plan to expand and leverage our ADAM patch technology to pursue additional drug candidates and indications that may benefit from the rapid and convenient delivery afforded by our platform.”

Recent Business Highlights

•	Completed public offering of common stock, raising $18.4 million in net proceeds

•	Research coverage initiated by Cantor Fitzgerald and Maxim Group

•
Announced a publication in Headache, which highlights the performance of Qtrypta in successfully addressing the important clinical endpoints of pain freedom and freedom from most bothersome symptom (MBS) at 2 hours.

Financial Results for the First Quarter Ended March 31, 2019
Zosano reported a net loss for the first quarter of 2019 of $9.4 million, or $0.79 per share on a basic and diluted basis, compared with a net loss of $8.2 million, or $4.16 per share on a basic and diluted basis, for the same quarter in 2018.

Research and development expenses for the first quarter of 2019 were $6.6 million, compared with $5.8 million for the same quarter in 2018. The increase of $0.8 million was primarily due to the scale up and transfer of technology to our contract manufacturers, offset by lower clinical trial costs.

General and administrative expenses for the first quarter of 2019 were $2.9 million, compared with $2.3 million in 2018. The increase of $0.6 million was mainly due to outside professional fees, and higher stock compensation expense.

As of March 31, 2019, cash, cash equivalents and marketable securities were $11.0 million, compared with $23.0 million as of December 31, 2018. The decrease was partially impacted by the timing of certain payables as well as capital expenditures related to manufacturing. After the end of the first quarter, the company completed a public offering of common stock and received $18.4 million in net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by Zosano.

Conference Call Information
Zosano will host a conference call and live audio webcast this afternoon at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss first quarter 2019 financial results and provide a corporate update.

The live call may be accessed by dialing (844) 379-5311 for domestic callers or (209) 905-5963 for international callers. The conference ID is 8096035. A live webcast of the call can be accessed online from the investor relations section of the Zosano website at http://ir.zosanopharma.com/events.cfm and will be archived there for 30 days.

About Zosano Pharma
Zosano Pharma Corporation is a clinical stage biopharmaceutical company focused on providing administration of therapeutics to patients using its intracutaneous delivery system, which consists of titanium microneedles coated with drug that can enable rapid systemic administration to patients. The company’s lead product candidate is Qtrypta (M207), which is Zosano’s proprietary formulation of zolmitriptan delivered via its intracutaneous delivery technology for the treatment of migraine disease. In February 2017, the company announced statistically significant results from the ZOTRIP pivotal study and in February 2019, Zosano announced the completion of the final milestone in its long-term safety study. Learn more at www.zosanopharma.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding the expected timing of a New Drug Application for Qtrypta (M207) and other future events and expectations. Readers are urged to consider statements that include the words "may," "will," "would," "could," "should," "might," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," "unaudited," "approximately" or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict, and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading "Risk Factors" in the Company's most recent quarterly report on Form 10-Q. Although Zosano believes that the expectations reflected in these forward-looking statements are reasonable, we cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano and Zosano assumes no obligation to update any such forward-looking statements.

Zosano Contact:
Greg Kitchener
Chief Financial Officer
510-745-1200

PR Contacts:

Sylvia Wheeler or Alexandra Santos
swheeler@wheelhouselsa.com or asantos@wheelhouselsa.com

ZOSANO PHARMA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$—	$—
Operating expenses:
Research and development	6,616	5,806
General and administrative	2,871	2,260
Total operating expenses	9,487	8,066
Loss from operations	(9,487)	(8,066)
Other income (expense):
Interest income	80	15
Interest expense	(41)	(156)
Other income, net	22	1
Loss before provision for income taxes	(9,426)	(8,206)
Provision for income taxes	—	—
Net loss	$(9,426)	$(8,206)
Unrealized gain on marketable securities, net of tax	6	—
Comprehensive loss	$(9,420)	$(8,206)

Net loss per common share – basic and diluted	$(0.79)	$(4.16)
Weighted-average shares used in computing net loss per common share – basic and diluted	11,973,039	1,973,039

ZOSANO PHARMA CORPORATION
CONDENSED BALANCE SHEETS
(in thousands, except par value and share amounts)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,142	$9,140
Marketable securities at fair value	4,896	13,862
Prepaid expenses and other current assets	921	358
Total current assets	11,959	23,360
Restricted cash	455	455
Property and equipment, net	16,869	11,916
Operating lease right-of-use assets	6,219	—
Other long-term assets	21	49
Total assets	$35,523	$35,780
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,678	$4,450
Accrued compensation	2,742	2,092
Build-to-suit obligation, current portion	2,451	2,326
Operating lease liabilities, current portion	985	—
Other accrued liabilities	5,304	2,419
Total current liabilities	15,160	11,287
Build-to-suit obligation, long-term portion, net of debt issuance costs and discount	4,044	4,478
Operating lease liabilities, long-term portion	6,638	—
Other liabilities	30	18
Deferred rent	—	1,287
Total liabilities	25,872	17,070
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding as of March 31, 2019 and December 31, 2018	—	—
Common stock, $0.0001 par value; 250,000,000 shares authorized; 11,973,039 shares issued and outstanding as of March 31, 2019 and December 31, 2018	1	1
Additional paid-in capital	280,307	279,946
Accumulated deficit	(270,658)	(261,232)
Accumulated other comprehensive income (loss)	1	(5)
Total stockholders’ equity	9,651	18,710
Total liabilities and stockholders’ equity	$35,523	$35,780